Exhibit 99.1


                Crossroads Systems Reports Second Quarter Results



    AUSTIN, Texas--(BUSINESS WIRE)--May 25, 2005--Crossroads Systems, Inc. (NASDAQ:CRDS), a leading global provider of highly secure storage and data management solutions, today reported results for its fiscal second quarter ended April 30, 2005 (Q2'05).
    Revenue totaled $4.3M for Q2'05 compared to $4.7M in the fiscal first quarter ended January 31, 2005 (Q1'05). The primary factor affecting the decrease in revenue in Q2'05 compared with Q1'05 was due to a decline in OEM revenue. Gross margin percentage was 69% for Q2'05, compared to 65% for Q1'05. Net loss for Q2'05 was $3.7M, or $0.14 per share, compared to $3.0M net loss, or $0.12 per share in Q1'05.
    In December 2003, Crossroads entered into a strategic relationship with NexQL Corporation, a development stage company, for the joint development of hardware accelerated data management solutions. FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51", and the revised interpretations, require consolidation by business enterprises of Variable Interest Entities, as defined by FIN 46. As a result, the operating results of NexQL were accounted for under the equity method in Q1'04, and the company began consolidating the statements of operations and cash flows of NexQL beginning May 1, 2004, such that Q1'05 and Q2'05 reflect the consolidated operations and cash flows of NexQL. The consolidation of NexQL had a direct impact on Crossroads' net loss for Q1'05 and Q2'05. Net operating expenses attributable to NexQL for Q2'05 was $1.0M, compared with $0.7M in Q1'05.
    "Revenue from our OEM partners continued to display softness in the quarter," said Rob Sims, president and chief executive officer, Crossroads Systems. "However, we continue to identify both near-term and long-term opportunities that will help evolve Crossroads products into solutions. These solutions provide differentiation for our OEM partners, while helping to maintain and strengthen our strategic relationships with them."
    In addition, Crossroads reduced its current workforce during the quarter to streamline operations and re-align resources with the company's current strategy in targeted growth areas. The company also abandoned approximately 10,000 square feet of office space. The company recognized a charge in its second fiscal quarter as a result of this restructuring plan of approximately $600K.

    Recent Operational Highlights:

    -- Crossroads Demonstrates StrongBox Monitor At The Data Warehousing Institute (TDWI) World Conference and At The Federal Office Systems Expo, FOSE 2005: Crossroads demonstrated StrongBox Monitor, a comprehensive suite of intuitive, easily customizable reports about database utilization and performance. StrongBox Monitor can serve as a data management tool for administrators and developers seeking to understand, troubleshoot, monitor, and improve the performance of their application and database infrastructure.

    --  Crossroads Expands Management Team: Crossroads appointed
        Valerie H. Savage to Chief Financial Officer and David Cerf to Executive Vice President of Business Development.

    -- Crossroads Expands Board of Directors: Crossroads announced that Ashok K. Chandra, president and chief executive officer of Contessence Software, joined the Company's Board of Directors.

    Conference Call

    The conference call will be held at 3:30pm CDT (4:30pm EDT) May 25th. Interested parties can listen to the call by dialing 1-866-459-7779 (or 1-678-460-1867 for international callers).
    An audio-only replay of the call will be available by May 25th for a limited time by calling 1-866-453-6660 (or 1-678-460-1860 for international callers) and using passcode 164922. An audio replay will be available for a limited time by visiting the Crossroads web site.

    About Crossroads Systems, Inc.

    With headquarters in Austin, Texas, Crossroads Systems (NASDAQ:CRDS) is a leading global provider of highly secure storage and data management solutions. Crossroads' solutions serve the growing data storage and data management markets, and are designed to help companies store, manage and ensure the integrity and availability of their data. Crossroads' products are in solutions from companies such as EMC, HP and StorageTek, and are distributed through partners such as ACAL, Bell Micro, DLT Solutions, Info-X, and Promark. Crossroads is a voting member of the Storage Networking Industry Association (SNIA) in both the United States and Europe. For more information about Crossroads Systems, please visit www.crossroads.com or call 800-643-7148.

    Forward-Looking Statements

    This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "intend," "plan," "project," "will" and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads can reduce its cash consumption and achieve positive cash flow; the company's ability to maintain its operating margins; the acceptance by our existing customers of any new family of products; the performance of NexQL with whom we are required to consolidate our financial statements; our ability to incorporate the assets of Teracruz that we recently acquired into our products and/or to develop new products based on Teracruz technology that achieve market acceptance; any general economic slowdown, including, in particular, related expense reductions by organizations affecting their IT spending and budget which could impact sales; the dependence of Crossroads' business on the storage area network market which has been declining and is unpredictable; the possibility that the pending stockholder class action lawsuits could result in an adverse outcome to the company; unforeseen changes in anticipated expenses or revenues; the continuation of Crossroads' successful relationships with its limited number of OEM customers; Crossroads' inability to protect its intellectual property rights; our ability to retain the services of key employees; as well as, other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.


              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In Thousands)



                                January 31,  April 30,
                                   2005        2005
                                ----------- -----------
    ASSETS

Current assets:
   Cash, cash equivalents and
    short-term investments         $25,540     $21,305
   Accounts receivable, net          2,523       1,961
   Inventories, net                  1,239       1,343
   Prepaids and other current
    assets                             762         533
                                ----------- -----------
      Total current assets          30,064      25,142

Property and equipment, net          2,697       2,478
Intangible, net                        742         674
Other assets                            70          72
                                ----------- -----------
      Total assets                 $33,573     $28,366
                                =========== ===========

    LIABILITIES AND STOCKHOLDERS'
     EQUITY

Current liabilities:
   Accounts payable                 $1,725      $1,111
   Accrued expenses                  3,193       2,099
   Accrued warranty costs              463         398
   Deferred revenue                  1,300       1,240
                                ----------- -----------
      Total current liabilities      6,681       4,848

Stockholders' equity                26,892      23,518
                                ----------- -----------
      Total liabilities and
       stockholders' equity        $33,573     $28,366
                                =========== ===========


              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
           (In Thousands, Except Share and Per Share Data)



                         Three Months Ended       Six Months Ended
                              April 30,               April 30,
                       ----------------------- -----------------------
                          2004        2005        2004         2005
                       ----------- ----------- ----------- -----------
Revenue:
   Product                 $4,690      $1,752      $9,631      $4,272
   Royalty and other        2,735       2,504       4,919       4,675
                       ----------- ----------- ----------- -----------
      Total revenue         7,425       4,256      14,550       8,947

Cost of revenue:
   Product                  2,150       1,295       4,629       2,907
   Royalty and other           81          38         117          73
                       ----------- ----------- ----------- -----------

      Total cost of
       revenue              2,231       1,333       4,746       2,980
                       ----------- ----------- ----------- -----------

Gross profit                5,194       2,923       9,804       5,967
                       ----------- ----------- ----------- -----------

Operating expenses:
   Sales and marketing      1,244         687       2,384       1,597
   Research and
    development             3,080       4,093       6,101       8,131
   General and
    administrative          1,318       1,283       2,700       2,587
   NexQL research and
    development               451          --         721          --
   Business
    restructuring
    expense                   (62)        636        (114)        544
   Amortization of
    intangibles                --          67          --         134
                       ----------- ----------- ----------- -----------

      Total operating
       expenses             6,031       6,766      11,792      12,993
                       ----------- ----------- ----------- -----------

Loss from operations         (837)     (3,843)     (1,988)     (7,026)

Interest income               105         140         226         293
                       ----------- ----------- ----------- -----------

Net Loss                    $(732)    $(3,703)    $(1,762)    $(6,733)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share             (0.03)      (0.14)      (0.07)      (0.26)

Shares used in
 computing basic and
 diluted net loss
 per share             25,169,405  26,082,975  24,931,730  25,892,768
                       =========== =========== =========== ===========




    CONTACT: Crossroads Systems, Inc., Austin
             Valerie Savage, 512-928-6897 or 800-643-7148
             info@crossroads.com